Exhibit 8(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                                     FORM OF
                                  Amendment to
                                    EXHIBIT A
                                     to the
                                Custody Agreement

                          The Wachovia Municipal Funds



The Wachovia Municipal Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


     Wachovia South Carolina Municipal Bond Fund            December 1, 1993
     Wachovia Georgia Municipal Bond Fund       December 10, 1994
     Wachovia North Carolina Municipal Bond Fund            December 10, 1994
     Wachovia Virginia Municipal Bond Fund                        , 199



As revised: